UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 22, 2017

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into A Material Definitive Agreement.

On December 22, 2017, Legg Mason, Inc. (the “Company”) entered into an agreement (the “Share Repurchase Agreement”) with Shanda Asset Management Investment Limited (“Shanda”) to repurchase 5,567,653 shares of the Company’s common stock beneficially owned by Shanda for $40.50 per share in a private transaction. The aggregate purchase price was $225,489,946.50. The Share Repurchase Agreement contains customary representations, warranties and covenants of the parties.

The foregoing description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Repurchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01        Other Items.

On December 22, 2017, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)        Exhibits

Exhibit        Subject Matter

10.1        Share Repurchase Agreement dated December 22, 2017 by and between Legg Mason, Inc. and Shanda Asset Management Investment Limited

99.1        Press Release of Legg Mason, Inc. dated December 22, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

Date: December 26, 2017	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

LEGG MASON, INC.
EXHIBIT INDEX

Exhibit        Subject Matter

10.1        Share Repurchase Agreement dated December 22, 2017
by and between Legg Mason, Inc. and
Shanda Asset Management Investment Limited

99.1        Press Release of Legg Mason, Inc. dated December 22, 2017

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